UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2008

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio		44110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective March 3, 2008, Brush Engineered Materials Inc. (the "Company") and certain of its subsidiaries entered into an amendment (the "Amendment") to the Second Amended and Restated Precious Metals Agreement with The Bank of Nova Scotia (the "Metals Agreement"). The Amendment allows the Company and its subsidiaries to enter into agreements for the procurement of gold, silver, platinum, palladium and other precious metals (whether styled as debt, leases, consignments or otherwise) with outstanding obligations thereunder of up to $180 million. This is an increase from $140 million. The Amendment also adds Techni-Met, Inc., an indirect, wholly-owned subsidiary of the Company as a customer under the Metals Agreement. The effectiveness of the Amendment is subject to several conditions, all of which have been satisfied.

Item 9.01 Financial Statements and Exhibits.

99.1 Amendment No. 1 to Second Amended and Restated Precious Metals Agreement, dated as of March 3, 2008.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

March 3, 2008	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 1 to Second Amended and Restated Precious Metals Agreement, dated as of March 3, 2008.